Exhibit 3.5

THIRD AMENDED AND RESTATED INVESTOR RIGHTS’ AGREEMENT

This THIRD AMENDED AND RESTATED INVESTOR RIGHTS’ AGREEMENT is made this 20th day of September, 2006, by and among SURGI-VISION, INC., a Delaware corporation (“Company”), DARA BIOSCIENCES, INC., a Delaware corporation (“Dara”), certain holders of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), who are set forth on Schedule 1 hereto (the “Initial Investors,” and together with Dara, the “Common Investors”), and the investors set forth on Schedule 2 hereto (the “Series A Investors”).

WHEREAS, Company and the Common Investors are parties to that certain Second Amended and Restated Investor Rights’ Agreement dated as of April 30, 2004 (the “Prior Agreement”); and

WHEREAS, Company has agreed to sell and issue to the Series A Investors, and the Series A Investors have agreed to purchase, shares of the Series A Preferred Stock; and

WHEREAS, Company has agreed to grant certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Series A Preferred Stock issued to the Series A Investors; and

WHEREAS, Company, Dara and certain other Common Investors (collectively owning a sufficient number of shares of Registrable Securities (as defined in the Prior Agreement) to effect the amendment of the Prior Agreement in compliance with Section 11(d) thereof) now desire to further amend and restate the Prior Agreement in its entirety pursuant to Section 11(d) thereof as set forth herein, such that this Agreement shall supersede the Prior Agreement in its entirety;

NOW THEREFORE, in consideration of the recitals and the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. The following terms have the meanings set forth below:

“Affiliate” means, with respect to any Person, (i) any Person who directly or indirectly is in control of, is controlled by or is under common control with, such Person and (ii) any person who is a director or officer of such Person or of any Person described in clause (i) above.

“Agreement” means this Third Amended and Restated Investor Rights’ Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in the city of New York are authorized or obligated by law or executive order to close.

“Common Investors” has the meaning set forth in the recitals.

“Common Stock” has the meaning set forth in the preface.

“Company” has the meaning set forth in the recitals.

“Conversion Shares” means shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock.

“Dara” has the meaning set forth in the preface.

“Demand Registration” has the meaning set forth in Section 2(a).

“Demanding Security Holders” has the meaning set forth in Section 3(a).

“Electing Holder” has the meaning set forth in Section 2(a).

“Holder” means a holder of Registrable Securities.

“Initial Investors” has the meaning set forth in the preface.

“Initial Public Offering” means the first underwritten public offering of the Common Stock for the account of the Company pursuant to a registration statement filed under the Securities Act.

“Initial Public Offering Date” means the date of the effectiveness of the registration statement with respect to the Initial Public Offering.

“Investors” has the meaning set forth in the preface.

“NASD” means the National Association of Securities Dealers, Inc., or any successor corporation thereto.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Prior Agreement” has the meaning set forth in the recitals.

“Registrable Securities” means (i) the shares of Common Stock held by any Common Investors, (ii) the Conversion Shares, (iii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the securities described in (i) and (ii) above, and (iv) all other shares of Common Stock otherwise hereafter acquired by Dara or which Dara hereafter obtains the right to acquire. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, (ii) they shall have been disposed of pursuant to Rule 144 of the Securities Act, or (iii) they shall have ceased to be outstanding.

“Requesting Holder” has the meaning set forth in Section 2(a).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Investors” has the meaning set forth in the preface.

“Series A Preferred Stock” means the Company’s Series A Convertible Preferred Stock, par value $0.01 per share.

Section 2. Required Registration. (a) After receipt of a written request from one or more Holders (a “Requesting Holder”) requesting that Company effect a registration under the Securities Act covering at least (i) thirty percent (30%) of the Registrable Securities issuable upon conversion of the Series A Preferred Stock, (ii) thirty percent (30%) of the aggregate of the Registrable Securities held by the Initial Investors or any transferee thereof, (iii) thirty percent (30%) of aggregate of the Registrable Securities held by Dara or any transferee thereof, or (iv) such Registrable Securities having a minimum anticipated aggregate offering price of at least $5,000,000, and, with respect to (i), (ii), (iii), and (iv) specifying the intended method or methods of disposition of such Registrable Securities, Company shall promptly notify all Holders in writing of the receipt of such request and each such Holder (an “Electing Holder”), in lieu of exercising its rights under Section 3 may elect (by written notice sent to Company within fifteen (15) Business Days from the date of such Holder’s receipt of the aforementioned Company’s notice) to have Registrable Securities included in such registration pursuant to this Section 2, (a “Demand Registration”). Thereupon Company will, as expeditiously as is reasonably possible, but in any event within ninety (90) days following receipt of a written request pursuant to the preceding sentence, use its best efforts to effect the registration under the Securities Act of all shares of Registrable Securities which the Requesting Holders and the Electing Holders have elected to include for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of such Registrable Securities; provided, however, that Company shall not be required to effect more than two (2) Demand Registrations unless Company shall be eligible at any time to file a registration statement on Form S-3 (or other comparable or successor short form) under the Securities Act, in which event Company shall not be required to effect more than four (4) Demand Registrations in total (no more than two (2) of which may be required to be effected by Company at any time after the second anniversary of Company’s Initial Public Offering Date and only on Form S-3). The rights of Holders under this Section 2 shall terminate upon the second anniversary of Company’s Initial Public Offering Date unless Company shall become eligible at any time to file a registration statement on Form S-3 (or other comparable or successor short form) under the Securities Act. The rights of Holders under this Section 2 shall not become effective until the date that is six (6) months after Initial Public Offering Date. A registration will not be deemed to be a Demand Registration for purposes of the foregoing Demand Registration limits (i) until the registration statement relating to such registration (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 120 days (or such shorter period in which all Registrable Securities of the Holders included in such registration have actually been sold); provided that such registration shall not be deemed to be a Demand Registration if after it becomes effective (x) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority and (y) less than seventy-five percent (75%) of the Registrable Securities included in such registration statement have been sold thereunder; or (ii) if the offering size is reduced pursuant to the advice of the managing underwriter in accordance with Section 2(b) such that (A) less than fifty percent (50%) of the Registrable Securities sought to be included in such registration are included or (B) the aggregate number of Registrable Securities included in such registration and any prior Demand Registration is less than sixty-six and two-thirds percent (66 2/3%) of the aggregate number of Registrable Securities sought to be included in such registration and the Registrable Securities which were sought to be included in such prior Demand-Registration. A registration will be deemed to be a Demand Registration for purposes of the Demand Registration limits if it is withdrawn at the request of the Requesting Holders unless Company is reimbursed by the Requesting Holders for all reasonable out-of-pocket expenses incurred by Company in connection therewith.

(b) Neither Company nor any Electing Holders shall have the right to include any securities in the Demand Registration unless (i) such securities are of the same class as the Registrable Securities included in such registration and (ii) if any of the Registrable Securities covered by such registration are sold in an underwritten offering, Company and such Electing Holders, as applicable, agree in writing to sell their securities on the same terms and conditions as apply to the Registrable Securities being sold. If any of the Registrable Securities are to be sold in an underwritten offering and the managing underwriter shall have advised Company or any Requesting Holder that, in its opinion, the inclusion of any securities of Company or any Electing Holders would materially and adversely affect the distribution of the securities to be included in the Demand Registration by the Requesting Holders, then Company shall limit the number of securities to be included in the Demand Registration to the maximum amount which can be marketed without materially and adversely affecting the distribution of the securities to be included by the Requesting Holders in the Demand Registration and shall register in the Demand Registration (A) first, all shares of Registrable Securities, if any, for which Dara or any of its transferees thereof as Requesting Holders or Electing Holders have requested registration pursuant to Section 2(a) allocated, if necessary, on a pro rata basis, (B), second, all shares of Registrable Securities for which any Requesting Holders other than Dara or any of its transferees thereof have requested registration pursuant to Section 2(a) (allocated, if necessary, on a pro rata basis), (C) third, all Registrable Securities requested to be included by the Electing Holders other than Dara or any of its transferees thereof (allocated, if necessary, on a pro rata basis), and (D) fourth, all securities proposed to be included by Company in the Demand Registration.

Section 3. Incidental Registration. (a) If Company at any time proposes to file on its behalf or on behalf of any of its security holders (the “Demanding Security Holders”) a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Company pursuant to any employee benefit plan, respectively) for the general registration of securities, it will give written notice to all Holders at least thirty (30) days before the initial filing with the SEC of such registration statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such Holders may request. Each Holder desiring to have Registrable Securities registered under this Section 3 shall advise

Company in writing within fifteen (15) Business Days after the date of receipt of such offer from Company, setting forth the amount of such Registrable Securities for which registration is requested. Company shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to Section 3(b), and shall use its best efforts to effect registration under the Securities Act of such shares. The rights of Holders under this Section 3 shall not become effective until the date that is six (6) months after the Initial Public Offering Date.

(b) The Holders of Registrable Securities shall not have the right to include any Registrable Securities in such filing unless (i) such Registrable Securities are of the same class as the securities included in such registration and (ii) if any of the securities covered by such registration are sold in an underwritten offering, the Holders of Registrable Securities agree in writing to sell their Registrable Securities on the same terms and conditions as apply to the securities being sold by Company and the Demanding Security Holders. If the managing underwriter of a proposed public offering shall advise Company in writing that, in its opinion, the inclusion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by Company or the Demanding Security Holders would materially and adversely affect the distribution of such securities by Company or the Demanding Security Holders, then the amount of securities to be included in the registration shall be reduced to the maximum amount which can be marketed without materially and adversely affecting the distribution of the securities to be included by Company or the Demanding Security Holders in such registration and Company shall register (A) first, such securities, if any, which Company proposes to sell in such registration and (B) second, Registrable Securities which are sought to be included in such registration by the Holders and such other securities which are sought to be included by the Demanding Security Holders allocated, if necessary, on a pro rata basis. Except as otherwise provided in Section 5, all expenses of such registration shall be borne by Company.

Section 4. Registration Procedures. In connection with Company’s registration obligations pursuant to Section 2 or 3, Company will, as expeditiously as possible:

(a) prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to be declared and to remain effective for a period of time required for the disposition of such securities by the Holders thereof, but not to exceed 120 days;

(b) after the filing of the registration statement, promptly notify each Holder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission under state blue sky laws and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(c) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in a public offering and the expiration of 120 days;

(d) furnish to the selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

(e) immediately notify each Holder holding such Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(f) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall reasonably request (provided, however, that Company shall not be obligated to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (f), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction) and take such other acts and do such other things as may be reasonably required of it to enable such Holder to consummate the disposition in such jurisdiction of the securities covered by such registration statement;

(g) furnish, at the request of any Requesting Holder, on the date that such shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Securities becomes effective (1) an opinion, dated such date, of the independent counsel representing Company for the purposes of such registration, in customary form and covering matters of the type customarily covered in such legal opinions and (2) a comfort letter, dated such date, from the independent certified public accountants of Company, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or the Requesting Holders shall reasonably request;

(h) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and

(i) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders as soon as reasonably practicable but not later than eighteen (18) months after the effective date of the registration statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

It shall be a condition precedent to the obligation of Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any

Holder that such Holder shall furnish to Company such information regarding the securities held by such Holder and the intended method of disposition thereof as Company shall reasonably request and as shall be required in connection with the action taken by Company.

Section 5. Expenses. All expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing, messenger, telephone and delivery expenses, customary fees and disbursements of underwriters except as set forth below, fees and disbursements of counsel for Company, the reasonable fees and expenses of not more than one firm of attorneys for the selling security holders (selected by those holding a majority of the Registrable Securities being registered), expenses of any special audits or “cold comfort” letters incident to or required by any such registration, expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 4(f) and fees and expenses of any other Person retained by Company, shall be paid by Company, except that Company shall not be liable for any fees, discounts or commissions to any underwriter attributable to the securities sold by such Holder or any fees or disbursements of counsel for any underwriter.

Section 6. Holdback Agreements. Unless the managing underwriter otherwise agrees, Company (i) shall not effect any public or private sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the 180 days after the effective date of the registration statement filed in connection with Section 2 or 3 of this Agreement (or for such shorter period of time as is sufficient and appropriate, in the opinion of such managing underwriter, in order to complete the sale and distribution of the securities included in such registration) except as part of such underwritten registration and except pursuant to registrations on Form S-4 or Form S-8 promulgated by the SEC or any successor or similar forms thereto and (ii) shall cause each holder of its equity securities, or of any securities convertible into or exchangeable or exercisable for such securities, in each case purchased from Company at any time after the date of this Agreement (other than in an Initial Public Offering), that is an executive officer or director of Company or holds or has the right to acquire five percent (5%) or more of the outstanding equity securities of Company (including securities exchangeable for or convertible into such securities) to agree not to effect any such public sale or distribution of such securities (including a sale under Rule 144) during such period except as part of such underwritten registration.

Section 7. Indemnification and Contribution. (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Company shall indemnify and hold harmless the Holder of such Registrable Securities, such Holder’s Affiliates and each underwriter who participated in the offering of such Registrable Securities and each other Person, if any, who controls such Holder, Holder’s Affiliate or underwriter within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, to which such Holder, Holder’s Affiliate or controlling Person may become subject under the Securities Act or any other applicable law, insofar as such losses, claims, damages, liabilities or expenses, (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact, in light of the circumstances in which it was made, contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such actual or alleged untrue statement or omission so made in strict conformity with information furnished in writing to Company by such Holder or on such Holder’s behalf expressly for use therein; provided that with respect to any actual or alleged untrue statement or actual or alleged omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage or liability at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that Company has provided such prospectus to such Holder in a timely manner prior to such sale and it was the responsibility of such Holder under the Securities Act to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amendment or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage or liability.

(b) In connection with any registration statement in which a Holder is participating, such Holder will, severally but not jointly, indemnify and hold harmless Company, its directors and officers and each Person, if any, who controls Company within the meaning of the Securities Act against any losses, claims, damages, liabilities or expenses to which Company or any such director or officer other Person may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) information in writing furnished to Company by such Holder expressly for use in (and such information is contained in) any registration statement under which securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or (ii) the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities with respect to such Person if it is determined that it was the responsibility of such Holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amendment or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expenses. Notwithstanding the provisions of this paragraph (b) or paragraph (c) below, no Holder shall be required to indemnify any Person pursuant to this Section 7 or to contribute pursuant to paragraph (c) below in an amount in excess of the amount of the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

(c) If the indemnification provided for in this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefit and relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefit and relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 8. Certain Limitations on Registration Rights. Notwithstanding the other provisions of this Agreement:

(a) Company shall not be obligated to register the Registrable Securities of any Holder if, in the opinion of counsel to Company reasonably satisfactory to the Holder and its counsel, the sale or other disposition of such Holder’s Registrable Securities may be effected in the manner proposed by such Holder without registering such Registrable Securities under the Securities Act;

(b) Company shall not be obligated to register the Registrable Securities of any Holder pursuant to Section 2(a) if Company has had a registration statement, under which such Holder had a right to have its Registrable Securities included pursuant to Section 2 or 3, declared effective within six (6) months prior to the date of the request pursuant to Section 2(a); provided, however, that if any Holder elected to have shares of its Registrable Securities included under such registration statement but some or all of such shares were excluded then such six-month period shall be reduced to three (3) months; and

(c) Company shall have the right to delay the filing or effectiveness of a registration statement required pursuant to Section 2(a) hereof not more than twice during any twelve month period aggregating not more than 120 days, in the event that (i) Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of Company’s Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect Company.

Section 9. Selection of Managing Underwriters. The managing underwriter or underwriters for any offering of Registrable Securities pursuant to a Demand Registration shall be selected by Company and shall be nationally recognized firms that are reasonably acceptable to the holders of a majority of the shares being so registered.

Section 10. Restrictions on Certain Transfers. (a) Each of the Holders, except for Dara and any of its transferees thereof, agrees not to make any disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of Company to be bound by the terms of this Agreement and:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (x) The Holder shall have notified Company of the proposed disposition and shall have furnished Company with a detailed statement of the circumstances surrounding the proposed disposition, and (y) if reasonably requested by Company, the Holder shall have furnished Company with an opinion of counsel, reasonably satisfactory to Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that Company will not unreasonably require opinions of counsel for transactions made pursuant to Rule 144.

(iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (x) a partnership to its partners or retired partners in accordance with partnership interests, or (y) to the Holder’s family member or trust for the benefit of an individual Holder, provided the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder, or (z) by The Johns Hopkins University in accordance with its equity distribution policy, a copy of which has been provided to the Company.

(b) Each certificate representing Registrable Securities shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

(c) Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to Company) reasonably acceptable to Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

(d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by Company of an order of the appropriate blue sky authority authorizing such removal.

Section 11. Miscellaneous.

(a) No Inconsistent Agreements. Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement. Without limiting the generality of the foregoing, from and after the date of this Agreement, Company shall not, without the prior written consent of Dara, enter into any agreement with any holder or prospective holder of any securities of Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 2 or 3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his, securities will not reduce the amount of the Registrable Securities of the Holders which is included. Company has not previously entered into any agreement with respect to any of its securities granting any registration rights to any person, except as set forth or described in this Agreement (including the recitals hereto).

(b) [Intentionally Omitted]

(c) Remedies. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

(d) Amendment; Waiver. The provisions of this Agreement may not be amended, and waivers or consents to departure from such provisions may not be given, unless Company has obtained the prior written consent of Holders of at least sixty-six and  2/3 percent (66  2/3%) of the then outstanding Registrable Securities, which in any event shall include Dara as long as it is a Holder. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. Except as otherwise provided in this Agreement, the rights and remedies provided under this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law. Notwithstanding any provision of this Agreement to the contrary, Company may, from time to time, and without the consent of any Holders, amend Schedule 2 attached to this Agreement to include additional investors who hereafter purchase shares of Series A Preferred Stock from Company.

(e) Notices. All notices and communications to be given or made by any party under this Agreement shall be in writing and delivered by hand-delivery, registered first class mail (return receipt requested), facsimile, or air courier guaranteeing overnight delivery, addressed as follows, or to such other Person or address as the party named below may designate by notice:

(i) If to any Holder, at its last known address appearing on the books of Company maintained for such purpose.

(ii) If to Company, to:    Surgi-Vision, Inc.

   200 North Cobb Parkway

   Suite 140

   Marietta, Georgia 30062

   Attention: John C. Thomas. Jr.

   Fax: (770) 424-8236

Each such notice or other communication shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or five (5) Business Days after the same shall have been deposited with the United States mail.

(f) Merger or Consolidation of Company. If Company is a party to any merger, consolidation or other transaction pursuant to which the Registrable Securities are converted into or exchanged for securities or the right to receive securities of any other Person, the issuer of such securities shall assume all obligations of Company under this Agreement. Company will not effect any merger, consolidation or other transaction as described in the immediately preceding sentence unless such other Person complies with this paragraph (f).

(g) Binding Effects; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns including any person to whom Registrable Securities are transferred and no other Person shall have any right, benefit or obligation under this Agreement; provided, however, that the rights to cause Company to register Registrable Securities pursuant to Sections 2(a) and 3(a) hereunder may not be assigned by a Holder unless the assignee or transferee acquires at least twenty-five thousand (25,000) shares of Registrable Securities (as adjusted for stock splits, consolidations and combinations).

(h) Section and Other Headings. The Section and other headings in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware without regard to the conflict of law principles of such state. Each of the parties irrevocably elects as the sole judicial forum for, and consents to the jurisdiction of, the courts of the United States of America for the State of Delaware and the State of Delaware, in connection with the adjudication of any matter arising under or in connection with this Agreement, and waives any objection to such jurisdiction or venue that it may have. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 11(e) of this Agreement. The parties hereto waive all right to trial by jury in any action, suit or proceeding to enforce or defend any rights or remedies under this Agreement.

(j) Severability. If one or more provisions of this Agreement are held to be unenforceable to any extent under applicable law, such provision shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by law so as to effectuate the parties’ intent to the maximum extent, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the maximum extent permitted by law.

(k) Entire Agreement. This Agreement constitute the entire understanding of the parties with respect to the subject matter of such documents and supersede all prior agreements and understandings, both written and oral, of the parties with respect to the subject matter of such documents.

(l) Counterparts. This Agreement, may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same document.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investor Rights’ Agreement as of the date first above written.

SURGI-VISION, INC.

By:
Name:	JOHN C. THOMAS JR.
Title:	CHIEF FINANCIAL OFFICER

DARA BIOSCIENCES, INC.

By:
Name:	RICHARD A. FRANCO
Title:	PRESIDENT

[Signatures of Initial Investors and Series A Investors are set forth on the following pages]

14